Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2017, in the Amendment No. 8 to the Registration Statement (Form S-1 No. 333-206774) and related Prospectus of McGraw-Hill Education, Inc. and subsidiaries for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, New York

April 28, 2017